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                                                                   EXHIBIT B-198

                         CERTIFICATE OF INCORPORATION

                                      OF

                               GPU CAPITAL, INC.
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     It is hereby certified that:

     FIRST: The name of the corporation (hereinafter called the "corporation") is GPU Capital, Inc.

     SECOND: The address, including street, number, city and county, of the registered office of the corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle; and the name of the registered agent of the corporation in the State of Delaware at such address is Corporation Service Company.

     THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of stock which the corporation shall have authority to issue is one hundred (100) shares, all of which are without par value. All such shares are of one class and are shares of Common Stock.

     FIFTH: The name and the mailing address of the incorporator are as follows:

     NAME                   MAILING ADDRESS

     Michael S. Shenberg    c/o Berlack, Israels & Liberman LLP
                            120 West 45th Street
                            New York, New York 10036

     SIXTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection
(b) of section 102 of the General

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Corporation Law of the State of Delaware, as the same may by amended and supplemented.

     SEVENTH: The board of directors of the corporation is expressly authorized to adopt, amend or repeal bylaws of the corporation.

     EIGHTH:   Elections of directors need not be by written ballot except and to the extent provided in the by-laws of the corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand this 8th day of October, 1998.



                                                             Michael S. Shenberg
                                                               Sole Incorporator

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                               State of Delaware

                       Office of the Secretary of State

                       ---------------------------------


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF

DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT

COPY OF THE CERTIFICATE OF INCORPORATION OF "GPU CAPITAL, INC.",

FILED IN THIS OFFICE ON THE NINTH DAY OF OCTOBER, A.D. 1998, AT

9 O'CLOCK A.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE

NEW CASTLE COUNTY RECORDER OF DEEDS.